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                                                                      EXHIBIT 21
                         Subsidiaries of U S WEST, Inc.

U S WEST Communications Group, Inc., a Colorado corporation
     U S WEST Communications, Inc., a Colorado corporation
     U S WEST Communications Federal Services, Inc., a Colorado
       corporation
     U S WEST Communications Services, Inc., a Colorado
       corporation
     U S WEST Enhanced Services, Inc., a Washington corporation

U S WEST Business Resources, Inc., a Colorado corporation

U S WEST Capital Corporation, a Colorado corporation
     Financial Security Assurance Holdings, Ltd., a New York
       corporation (Subsidiaries performing various reinsurance
         services omitted:  4 U.S. and 1 foreign).
     U S WEST Financial Services, Inc., a Colorado corporation
       (Subsidiaries performing various financial services omitted: 11 U.S. and 7 foreign.)

U S WEST Capital Funding, Inc., a Colorado corporation

U S WEST International Holdings, Inc., a Delaware corporation
     U S WEST International, Inc., a Colorado corporation
       (Subsidiaries providing cable, cellular, and wireless telecommunications services in foreign countries omitted:
        9 U.S. and 8 foreign)

U S WEST Investments, Inc., a Colorado corporation
     U S WEST Real Estate, Inc., a Colorado corporation
       (Subsidiaries holding various real estate investments omitted: 7 U.S.)

U S WEST Marketing Resources Group, Inc., a Colorado corporation
     U S WEST Interactive Services, Inc., a Colorado corporation U S WEST Interactive Video Enterprises, Inc., a Colorado
       corporation
     LOCALTouch Holdings, Inc., a Colorado corporation
       (Subsidiaries providing specialized directory services omitted: 2 U.S.)

U S WEST MFT Co., a Delaware corporation

U S WEST Multimedia Communications, Inc., a Colorado corporation

U S WEST NewVector Group, Inc., a Colorado corporation
  (Subsidiaries providing cellular and paging services omitted:
    17 U.S.)

U S WEST Personal Communications Development, Inc., a Colorado corporation


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U S WEST SPF Co., a Colorado corporation

U S WEST SPF Co. II, a Delaware corporation

U S WEST Technologies, a Colorado corporation

Western Range Insurance Co., a Vermont corporation